As filed with the Securities and Exchange Commission on September 28, 2015

Registration No. 333-136206

Registration No. 333-136207

Registration No. 333-168581

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT

TO

FORM S-8 REGISTRATION STATEMENT NO. 333-136206

FORM S-8 REGISTRATION STATEMENT NO. 333-136207

FORM S-8 REGISTRATION STATEMENT NO. 333-168581

Under

The Securities Act of 1933

Metalico, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	3341	52-2169780
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

186 North Avenue East

Cranford, New Jersey 07016

(908) 497-9610

(Address of Principal Executive Offices Including Zip Code)

Metalico, Inc. 1997 Long-Term Incentive Plan

Metalico, Inc. 2006 Long-Term Incentive Plan

(Full Title of the Plan)

Arnold S. Graber, Esq.

Executive Vice President, General Counsel and Secretary

Metalico, Inc.

186 North Avenue East

Cranford, New Jersey 07016

(908) 497-9610

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven M. Skolnick, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

(212) 262-6700

(Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

These post-effective amendments (collectively, the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Metalico, Inc. (“Metalico”) with the Securities and Exchange Commission:

(1)	Registration Statement No. 333-136206 relates to 880,000 shares of common stock, par value $0.001 per share, of Metalico to be issued under the Metalico, Inc. 1997 Long-Term Incentive Plan, filed on August 1, 2006.

(2)	Registration Statement No. 333-136207 relates to 2,499,635 shares of common stock, par value $0.001 per share, of the Metalico to be issued under the Metalico, Inc. 2006 Long-Term Incentive Plan, filed on August 1, 2006.

(3)	Registration Statement No. 333-168581 relates to 2,160,043 shares of common stock, par value $0.001 per share, of the Metalico to be issued under the Metalico, Inc. 2006 Long-Term Incentive Plan, filed on August 6, 2010.

On September 11, 2015, pursuant to an Agreement and Plan of Merger, dated as of June 15, 2015, by and among Total Merchant Limited (“Parent”), TM Merger Sub Corp. (“Merger Sub”) and Metalico, as amended (the “Merger Agreement”), Merger Sub merged with and into Metalico (the “Merger”) and Metalico became a wholly owned subsidiary of Parent. In connection with the Merger, all offerings of Metalico’s securities pursuant to the Registration Statements were terminated. In accordance with the undertaking contained in each Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered thereby (collectively, the “Registered Securities”) which remain unsold at the termination of the offering, Metalico, hereby removes from registration, by means of these Post-Effective Amendments, any Registered Securities that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing an amendment on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cranford, State of New Jersey, on September 28, 2015.

Metalico, Inc.

By:	/s/ CARLOS E. AGÜERO
Name:	Carlos E. Agüero
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements on Form S-8 have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ CARLOS E. AGÜERO	President and Chief Executive Officer, Director (Principal Executive Officer)	September 28, 2015
Carlos E. Agüero

/s/ KEVIN WHALEN	Senior Vice President and Chief Financial Officer, Director (Principal Financial Officer)	September 28, 2015
Kevin Whalen

/s/ HUANG CHUNG SHENG	Chairman of the Board	September 28, 2015
Huang Chung Sheng

/s/ MICHAEL J. DRURY	Director	September 28, 2015
Michael J. Drury

/s/ WONG KEANG KIONG	Director	September 28, 2015
Wong Keang Kiong

/s/ PETE MEYERS	Director	September 28, 2015
Pete Meyers

/s/ LEW KAE MING	Director	September 28, 2015
Lew Kae Ming

/s/ WONG SOON MING	Director	September 28, 2015
Wong Soon Ming

/s/ TAN KHAI YIN	Director	September 28, 2015
Tan Khai Yin